UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

EXACT SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35092	02-0478229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Endeavor Lane
Madison, WI	53719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 20, 2026, Exact Sciences Corporation, a Delaware corporation (“Exact”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 19, 2025 (the “Merger Agreement”), among Exact, Abbott Laboratories, an Illinois corporation (“Parent”), and Badger Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for, among other things and subject to the conditions contained in the Merger Agreement, the merger of Merger Sub with and into Exact (the “Merger”), with Exact surviving the Merger as a direct, wholly owned subsidiary of Parent.

As of the close of business on January 9, 2026, the record date for the Special Meeting (the “Record Date”), there were 190,810,202 shares of Exact common stock outstanding and entitled to vote at the Special Meeting. Each share of Exact common stock outstanding as of the close of business on the Record Date was entitled to one vote on each matter voted on at the Special Meeting. At the Special Meeting, the holders of record of 128,906,310 shares, or 67.56%, of Exact common stock entitled to vote at the Special Meeting (thus holding a majority of the votes entitled to be cast at the Special Meeting) were present in person or by proxy, constituting a quorum for the purpose of conducting business at the Special Meeting.

At the Special Meeting, the following proposals were considered: a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”); a proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Exact’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and a proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”). For more information on each of these proposals, see Exact’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 9, 2026. The final voting results for each proposal at the Special Meeting are as follows:

1.	Merger Agreement Proposal

For	Against	Abstain	Broker Non-Votes
128,431,562	386,941	87,807	0

2.	Compensation Proposal

For	Against	Abstain	Broker Non-Votes
42,290,727	85,655,344	960,239	0

3.	Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
123,806,529	4,845,599	254,182	0

Completion of the Merger remains subject to the satisfaction or waiver of customary closing conditions, including the receipt of required regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026	Exact Sciences Corporation

	By:	/s/ James Herriott
James Herriott
Senior Vice President, General Counsel and Secretary